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                                                                   EXHIBIT 4.16

                               DEPOSIT AGREEMENT


         DEPOSIT AGREEMENT, dated as of May 14, 1998 among Kimco Realty Corporation, a Maryland corporation, BankBoston, N.A., a national banking association, as Depositary, and all Holders from time to time of Receipts (as hereinafter defined) issued hereunder.

                                  WITNESSETH:

         WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit by the Company of the Class D Preferred Stock (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares each representing a one-tenth fractional interest in a share of Class D Preferred Stock so deposited; and

         WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

         NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

ARTICLE 1.   DEFINITIONS

         Except as otherwise defined herein, capitalized terms used in this Agreement shall have the meanings which such terms have in the Articles Supplementary. The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

         SECTION 1.1. "Aggregate Stock Ownership Limit" shall have the meaning ascribed to such term in the Articles Supplementary.

         SECTION 1.2. "Articles Supplementary" shall mean the Articles Supplementary, as amended from time to time, of the Company, including the Articles Supplementary establishing the preferences, limitations and relative rights of the Class D Preferred Stock to be filed with the State Department of Assessments and Taxation of Maryland.

         SECTION 1.3. "Class D Excess Preferred Stock" shall mean the Class D Excess Preferred Stock of the Company described in paragraph G of Article First of the Articles Supplementary.


         SECTION 1.4. "Class D Preferred Stock" shall mean the Company's 7.5% Class D Cumulative Convertible Preferred Stock, liquidation preference $250.00 per share (including fractions thereof).


         SECTION 1.5. "Common Stock" shall mean the Company's common stock, par value $.01 per share.

         SECTION 1.6. "Company" shall mean Kimco Realty Corporation, a Maryland corporation, and its successors.

         SECTION 1.7. "Corporate Office" shall mean the corporate office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at the office of its service agent, Boston EquiServ Limited Partnership, 150 Royall Street, Canton, MA 02021.

         SECTION 1.8. "Deposit Agreement" shall mean this Agreement, as the same may be amended, modified or supplemented from time to time.

         SECTION 1.9. "Depositary" shall mean BankBoston, N.A., a national banking association having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary hereunder.

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         SECTION 1.10. "Depositary Share" shall mean the one-tenth fractional interest in a share of Class D Preferred Stock deposited with the Depositary and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Class D Preferred Stock, subject to the terms of this Deposit Agreement, all as evidenced by the Receipts issued hereunder. As provided in this Deposit Agreement, each Holder of a Receipt evidencing a Depositary Share is granted and shall have the proportionate rights, preferences and privileges of the Class D Preferred Stock represented by such Depositary Share, including the dividend, voting, redemption, conversion and liquidation rights contained in the Articles Supplementary.

         SECTION 1.11. "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.5.

         SECTION 1.12. "Ownership Limit" shall have the meaning ascribed to such term in the Articles Supplementary.

         SECTION 1.13. "Receipt" shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.

         SECTION 1.14. "Record Holder" or "Holder" shall mean the person in whose name a Receipt and related Depositary Shares or the deposited shares of Class D Preferred Stock or Class D Excess Preferred Stock represented thereby, as the case may be, is registered on the books maintained by the Depositary for such purpose.

         SECTION 1.15. "Registrar" shall mean BankBoston, N.A. or any bank or trust company appointed to register ownership and transfers of Receipts or the deposited shares of Class D Preferred Stock or Class D Excess Preferred Stock, as the case may be, as herein provided.

         SECTION 1.16. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SECTION 1.17. "Transfer Agent" shall mean the Depositary or any bank or trust company appointed to transfer the Receipts or the deposited shares of Class D Preferred Stock or Class D Excess Preferred Stock, as the case may be, as herein provided.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF CLASS D PREFERRED STOCK,
           EXECUTION AND DELIVERY, TRANSFER, CONVERSION, SURRENDER AND REDEMPTION OF RECEIPTS

         SECTION 2.1. Form and Transferability of Receipts. Definitive Receipts shall be engraved or otherwise prepared so as to comply with the applicable rules of The New York Stock Exchange, Inc. ("NYSE") or any other securities exchange upon which the Class D Preferred Stock, Depositary Shares or Receipts may be listed or included for quotation and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge to the Holders therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Class D Preferred Stock deposited, as definitive Receipts.

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         Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided that if a Registrar (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

         Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All
Receipts shall be dated the date of their issuance.

         Receipts may be endorsed with or have incorporated in the text thereof such legends or receipts or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Class D Preferred Stock, the Depositary Shares or the Receipts may be listed or included for quotation, or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

         Subject to the Ownership Limitation contained in the Articles Supplementary and made applicable to the Depositary Shares hereunder, title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument or transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.5 the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, the exercise of any conversion rights or to any notice provided for in this Deposit Agreement and for all other purposes.

         Ownership and transfer of the Depositary Shares (and the interests in the deposited shares of Class D Preferred Stock relating to such Depositary Shares) are limited and restricted to the extent necessary to prevent violation of the Ownership Limit or Aggregate Stock Ownership Limit. Any purported ownership or transfer of such Depositary Shares in violation of the Ownership Limit or Aggregate Stock Ownership Limit shall be void ab initio or shall result in such other consequences as may be set forth in the Articles Supplementary with respect to such violations.

         SECTION 2.2. Deposit of Class D Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. The Company shall deliver to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing up to 700,000 shares of Class D Preferred

Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the

Depositary Shares representing such deposited shares of Class D Preferred Stock as provided in this Deposit Agreement. The Depositary shall acknowledge receipt of the deposited shares of Class D Preferred Stock and related documentation and agrees to hold such deposited shares of Class D Preferred Stock in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the shares of Class D Preferred Stock deposited hereunder and any Class D Excess Preferred Stock which may be issued as described in Section 2.11 of this Agreement, and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited shares of Class D Preferred Stock held by it by notation, book-entry or other appropriate method.

         If required by the Depositary, shares of Class D Preferred Stock presented for deposit by the Company at any time, whether or not the register therefor is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional shares of Class D Preferred Stock or to receive other property that any person in whose name the shares of Class D Preferred Stock are or have been registered may thereafter receive upon or in respect

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of such deposited shares of Class D Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

         Upon receipt by the Depositary of a certificate or certificates for shares of Class D Preferred Stock deposited hereunder, together with the other documents specified above, and upon registering such shares of Class D Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2 a Receipt or Receipts for the number of whole Depositary Shares representing the shares of Class D Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person.


         Other than in the case of splits, combinations or other reclassifications affecting the Class D Preferred Stock, or in the case of dividends or other distributions of Class D Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Class D Preferred Stock as set forth in the Articles Supplementary, as such may be amended.


         The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

         SECTION 2.3. Redemption of Class D Preferred Stock. Whenever the Company shall elect to redeem deposited shares of Class D Preferred Stock for shares of Common Stock in accordance with paragraph D of the Articles Supplementary, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 days' prior written notice of the date of such proposed redemption and of the number of such deposited shares of Class D Preferred Stock to be redeemed and the applicable conversion rate, as set forth in the Articles Supplementary, including the amount, if any, of accrued and unpaid dividends to the date of such redemption. The Depositary shall mail, first-class postage prepaid, notice of the redemption of such shares of Class D Preferred Stock and the simultaneous redemption of the Depositary Shares representing such shares of Class D Preferred Stock, not less than 30 and not more than 60 days prior to the date fixed for redemption (the "Redemption Date"), to the Holders on the record date fixed for such redemption pursuant to
Section 4.4 hereof of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such Holders as the same appear on the records of the Depositary; provided, however, neither failure to give or mail any such notice to one or more such Holders nor any defect in any such notice shall affect the validity of the proceedings for redemption except as to any Holders to whom notice was defective or not mailed or given. The Company shall provide the Depositary with such notice, and each such notice shall state: the Redemption Date; the applicable conversion rate; the number of deposited shares of Class D Preferred Stock and Depositary Shares to be redeemed; if fewer than all the Depositary Shares held by any Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered in exchange for a certificate or certificates representing the Common Stock; that any conversion rights with respect to the deposited Class D Preferred Stock and Depositary Shares to be redeemed shall terminate at the close of business on the Redemption Date; and that from and after the Redemption Date dividends in respect of the Class D Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company that will not result in any violation of the Ownership Limit or Aggregate Stock Ownership Limit. The Company shall also cause notice of redemption to be published in a newspaper of general circulation in the City of New York at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date.


         In the event that notice of redemption has been properly given as described in the immediately preceding paragraph and the Company shall have irrevocably set aside, for the benefit of the Holders, with the Depositary the shares of the Common Stock and cash (in lieu of fractional shares and without interest thereon) to be applied to the redemption (determined pursuant to the Articles Supplementary) of the Class D Preferred Stock deposited with the Depositary to be redeemed (including any accrued and unpaid dividends to the Redemption Date), the Depositary shall redeem the number



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of Depositary Shares representing such Class D Preferred Stock so called for redemption by the Company and from and after the Redemption Date, all dividends in respect of the deposited Class D Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock and cash (in lieu of fractional shares) to which Holders of the Receipts evidencing such Depositary Shares were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at the applicable conversion rate set forth in the Articles Supplementary, plus the corresponding cash in lieu of fractional shares of Class D Preferred Stock. The foregoing shall be further subject to the terms and conditions of the Articles Supplementary.

         If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt, upon its surrender to the Depositary, (a) the number of shares of Common Stock into which the Class D Preferred Stock is convertable at the applicable conversion rate; (b) all amounts payable in respect of the Depositary Shares called for redemption; and (c) a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt which were not called for redemption.

         To the extent the Company delivers payment to the Depositary on account of the redemption of Class D Preferred Stock pursuant to this
Section 2.3 or pursuant to Section 2.4 of this Deposit Agreement, and the Receipts evidencing the Depositary Shares are not surrendered by the Holders thereof to the Depositary on or prior to the Redemption Date:

         (a) the Depositary shall hold the funds received by the Depositary on account of such Class D Preferred Stock for the Holders of such Receipts;

         (b) the Holders of Receipts shall have no claim to interest or other earnings on such funds; and

         (c) any balance of funds so received by the Depositary and unclaimed by the Holders of Receipts entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, to the Company, and after such repayment the Holders of Receipts entitled to the funds so repaid shall look only to the Company for payment without interest or other earnings.

         The provisions of this Section 2.3 shall apply equally to any redemption to be effected pursuant to paragraph D of the Articles Supplementary; provided, however, that in the case of such a redemption, neither the Company nor the Depositary shall be required to give any notice prior to effecting such redemption.


         SECTION 2.4. Conversion of Deposited Shares of Class D Preferred Stock into Common Stock. Subject to the provisions of the Articles Supplementary respecting conversion of shares of Class D Preferred Stock into Common Stock, Holders of Receipts may direct the Depositary to convert all of the outstanding deposited shares of Class D Preferred Stock represented by any whole number of Depositary Shares evidenced by such Receipts into Common Stock. To effect such a conversion, Holders of Receipts must surrender the applicable Receipt or Receipts to the Depositary, together with a duly completed and executed Notice of Conversion in the form included in the Receipt. The Company and the Depositary will thereafter effect the cancellation of each Receipt so surrendered for conversion and of the related Class D Preferred Stock, and the Company will issue to the Holder effecting such conversion the number of shares of Common Stock into which such related shares of Class D Preferred Stock are convertible pursuant to the provisions of the Articles Supplementary. No fractional shares of Common Stock will be issued upon conversion and, if conversion would otherwise result in the issuance of fractional share of Common Stock, an amount will be paid in cash by the Company equal to the value of such fractional interest, as determined pursuant to the Articles Supplementary. Notwithstanding the foregoing, the right to convert any deposited shares of Class D Preferred Stock evidenced by Receipts shall terminate at the close of business on the Redemption Date, if any, fixed for such Class D Preferred Stock.

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         In case any shares of Class D Preferred Stock (and any Receipt evidencing Depositary Shares representing such shares of Class D Preferred Stock) are converted after the close of business on a record date with respect to the payment of a dividend on such Class D Preferred Stock, and prior to the opening of business on the corresponding Dividend Payment Date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the Holder of such shares as of such record date (and an amount equal to such dividend shall be payable by the Depositary to the Holder of the corresponding Receipt as of such date) notwithstanding such conversion. However, Receipts surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Class D Preferred Stock to the opening of business on the corresponding Dividend Payment Date (except in the case of Receipts which are surrendered for conversion after the issuance of a notice of redemption with respect to such Receipts) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the dividend payable on such Dividend Payment Date on the Class D Preferred Stock represented by the Depositary Shares evidenced by such Receipt so surrendered for conversion.

         In all cases the foregoing shall be conditioned upon compliance in full by the Holder with the applicable terms and conditions for conversion of Class D Preferred Stock into Common Stock set forth in the Articles Supplementary, including the restrictions on ownership, transfer and conversion set forth therein. Any purported conversion in violation of such terms and conditions shall be void ab initio, to the extent set forth in the Articles Supplementary, or shall have such other consequences as set forth therein.

         SECTION 2.5. Registration of Transfers of Receipts. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Receipts and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

         SECTION 2.6. Combinations and Split-Ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

         SECTION 2.7. Surrender of Receipts and Withdrawal of Deposited Shares of Class D Preferred Stock. Any Holder of a Receipt or Receipts may withdraw any or all of the deposited shares of Class D Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals, provided that a Holder of a Receipt or Receipts may not withdraw such shares of Class D Preferred Stock (or money and other property, if any, represented thereby) which have been previously redeemed or called for redemption or have been converted into Common Stock or Class D Excess Preferred Stock. After such surrender, without unreasonable delay, the Depositary shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of such whole or fractional shares of Class D Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal. Holders of such whole or fractional shares of Class D

Preferred Stock will not thereafter be entitled to deposit such shares of Class D Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional deposited shares of Class D Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional shares of Class D Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such Holder, or (subject to Section 2.5) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such shares of Class D Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

         HOLDERS ACKNOWLEDGE THAT THERE WILL BE NO MARKET FOR THE
UNDERLYING SHARES OF CLASS D PREFERRED STOCK AND THAT, UPON WITHDRAWAL OF THE DEPOSITED SHARES OF CLASS D PREFERRED STOCK, HOLDERS THEREOF WILL NOT BE ENTITLED THEREAFTER TO DEPOSIT SUCH SHARES WITH THE DEPOSITARY UNDER THIS DEPOSIT AGREEMENT OR RECEIVE RECEIPTS OR DEPOSITARY SHARES IN EXCHANGE THEREFOR.

         If the deposited shares of Class D Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Holder of the Receipt or Receipts being surrendered for withdrawal of shares of Class D Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Class D Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

         The Depositary shall deliver the deposited shares of Class D Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

         SECTION 2.8. Limitations on Execution and Delivery, Transfer, Split-Up, Combination, Surrender, Conversion and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt or the exercise of any conversion right, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the shares of Class D Preferred Stock being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange upon which the deposited shares of Class D Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

         The transfer of Receipts may be refused, and the transfer,

split-up, combination, surrender, exchange, redemption or conversion of outstanding Receipts may be suspended (i) during any period when the register of holders of the shares of Class D Preferred Stock or the Common Stock is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement.

         SECTION 2.9. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the Holder thereof provides the Depositary with (i) evidence reasonably satisfactory to the Depositary of such mutilation, destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and
(ii) reasonable indemnification satisfactory to the Depositary and the Company, including payment for a surety bond.

         SECTION 2.10. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

         SECTION 2.11. Conversion of Shares of Class D Preferred Stock into Class D Excess Preferred Stock. As provided in the Articles Supplementary, upon the happening of certain events, shares of Class D Preferred Stock shall be automatically converted into Class D Excess Preferred Stock. In the event of such a conversion, Receipts evidencing Depositary Shares representing the deposited shares of Class D Preferred Stock so converted shall no longer represent, to the extent of the shares so converted, deposited shares of Class D Preferred Stock but shall instead represent Class D Excess Preferred Stock. Receipts evidencing Depositary Shares representing Class D Excess Preferred Stock shall be entitled to the proportional rights of such Class D Excess Preferred Stock as set forth in the Articles Supplementary, and not of the proportional rights of Class D Preferred Stock. Promptly upon its knowledge of the conversion of such deposited shares of Class D Preferred Stock into Class D Excess Preferred Stock, the Company shall notify the Depositary of such conversion, the number of deposited shares of Class D Preferred Stock so converted, the identity of the Holder(s) of the Receipt(s) so affected and the amount of dividends and other distributions, if any, made with respect to the shares of Class D Preferred Stock so converted since the date of such conversion, whereupon the Depositary shall promptly notify the Holders of the Receipts so affected (i) as to the foregoing information, (ii) that as of the date of such conversion dividends shall have ceased to accrue with respect to such Receipts, and (iii) that any such Holder is required to repay to the Depositary an amount equal to the amount of dividends and other distributions, if any, made since the date of conversion with respect to the Receipts held by such Holder evidencing Shares of Class D Preferred Stock so converted. To the extent any shares of Class D Excess Preferred Stock are purchased by the Company as provided by the Articles Supplementary, the Holders of Receipts evidencing Depositary Shares representing such shares of Class D Excess Preferred Stock shall be deemed to have offered to sell, and the Depositary shall purchase, such Depositary Shares on proportionally the same terms as such shares of Class D Excess Preferred Stock were purchased by the Company. Upon the occurrence of any event causing Class D Excess Preferred Stock to be converted into Class D Preferred Stock, as set forth in the Articles Supplementary, the Receipts evidencing Depositary Shares representing such Class D Excess Preferred Stock so converted shall, to the extent of the shares so converted, no longer represent Class D Excess Preferred Stock but shall instead represent shares of Class D Preferred Stock and Holders thereof shall be entitled to all of the rights (subject to all of the limitations) of Holders of Receipts evidencing Depositary Shares representing shares of Class D Preferred Stock, as set forth herein.

ARTICLE 3. CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

         SECTION 3.1. Filing Proofs, Certificates and Other Information.
Any Holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper, including any information which the Company or the Depositary may request, in good faith, in order to determine the Company's status as a real estate investment trust. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited shares of Class D Preferred
Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution, the sale of any rights or of the proceeds thereof or the exercise of any conversion right, until such proof or other information is filed, such certificates are executed or such representations and warranties are made to the satisfaction of the Company.



         SECTION 3.2. Representations and Warranties as to Class D
Preferred Stock. The Company, by depositing shares of Class D Preferred
Stock under this Deposit Agreement, shall be deemed thereby to represent and warrant that such shares of Class D Preferred Stock and each certificate therefor are valid and that the person making such deposit on behalf of the Company is duly authorized to do so. The Company hereby further represents and warrants that such shares of Class D Preferred

Stock, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the shares of Class D Preferred Stock and the issuance of Receipts.


         SECTION 3.3. Representations and Warranties as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and that, as provided in this Deposit Agreement, each Depositary Share will represent a legal and valid one-tenth fractional interest in a deposited share of Class D Preferred Stock. Such representations and warranties shall survive the deposit of the shares of Class D Preferred Stock and the issuance of Receipts evidencing the Depositary Shares.

         SECTION 3.4. Representations, Warranties and Covenants as to Common Stock. The Company covenants that it will keep reserved or otherwise available a sufficient number of authorized and unissued shares of Common Stock to meet all conversion requirements in respect of the Class D Preferred Stock and that it will give written notice to the Depositary of any adjustments to the applicable conversion rate made pursuant to the Articles Supplementary. The Company represents and warrants that the Common Stock issued upon conversion of the Class D Preferred Stock will be validly issued, fully paid and nonassessable.

ARTICLE 4. THE SHARES OF CLASS D PREFERRED STOCK; DISTRIBUTIONS AND NOTICES

         SECTION 4.1. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited shares of Class D Preferred Stock, including any cash received upon redemption of any Class D Preferred Stock pursuant to Section 2.3, the Depositary shall distribute to Holders of Record of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that (i) in case the Company or the Depositary shall be required to and shall withhold from any cash dividend or other cash distribution in respect of the Class D Preferred Stock evidenced by the Receipts held by any Holder an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly and (ii) no cash dividend or other distribution (other than distributions upon liquidation, dissolution or winding up) will be made in respect of any Depositary

Shares representing deposited shares of Class D Preferred Stock which have been converted into Class D Excess Preferred Stock. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

         SECTION 4.2. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the deposited shares of Class D Preferred Stock, the Depositary shall distribute to Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such

Holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution, except that no distribution (other than distributions upon liquidation, dissolution or winding up) will be made in respect of any Depositary Shares representing shares of Class D Preferred Stock converted into shares of Class D Excess Preferred Stock. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed or made available for distribution, as the case may be, by the Depositary to Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities have been registered under the Securities Act or are not required to be registered.

         SECTION 4.3. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited shares of Class D Preferred Stock are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Holders of Receipts in such manner as the Company shall instruct (including by the issue to such Holders of warrants representing such rights, preferences or privileges); provided, however, that
(a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the Holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such Holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to
Section 3.1, be distributed by the Depositary to the Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

         If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to the securities to which such rights, preferences or privileges relate and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective or unless the offering and sale of such securities to such Holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

         If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, the Company agrees to use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

         SECTION 4.4. Notice of Dividends; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited shares of Class D Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which Holders of such shares of Class D Preferred Stock are entitled to vote or of which Holders of such shares of Class D Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any such shares of Class D Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the shares of Class

D Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

         SECTION 4.5. Voting Rights. Upon receipt of notice of any meeting at which the Holders of deposited shares of Class D Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Class D Preferred Stock represented by their respective

Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, the Depositary shall vote or cause to be voted the amount of Class D Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a deposited share of Class D Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole and fractional votes resulting from such aggregation in accordance with the instructions received in such requests. Each share of Class D Preferred Stock is entitled to 10 votes and, accordingly, each Depositary Share is entitled to one vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such shares of Class D Preferred Stock or cause such shares of Class D Preferred Stock to be voted. In the absence of specific instructions from the Holder of a Receipt, the Depositary will abstain from voting to the extent of the shares of Class D Preferred Stock represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any shares of Class D Preferred Stock represented by the Depositary Shares evidenced by such Receipt. Holders of Receipts shall have no right to direct the vote of the shares of Class D Preferred Stock represented by the Depositary Shares evidenced by such Receipts other than in the manner provided in this Section 4.5.

         SECTION 4.6. Changes Affecting Deposited Shares of Class D Preferred Stock; Reorganization, Reclassification, Etc. Upon any change in par or liquidated value, split-up, combination or any other reclassification of the deposited shares of Class D Preferred Stock, or upon any capital reorganization or recapitalization or the consolidation, merger, sale, transfer or lease of all or substantially all of the Company's assets to another corporation, the Depositary shall, upon the instructions of the Company, (i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one share of Class D Preferred Stock and (b) the ratio of the applicable conversion rate per Depositary Share to the applicable conversion rate of a share of Class D Preferred Stock, in each case as may be required by or as is consistent with the provisions of the Articles Supplementary to fully reflect the effects of such change or action and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Class D Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of Holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such shares of Class D Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the occurrence of any such change or action to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the deposited shares of Class D Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property (including cash) into which the deposited shares of Class D Preferred Stock represented by the Depositary Shares evidenced by such Receipts might have been converted, exchanged or surrendered immediately prior to the occurrence of such transaction. The Company shall cause effective provision to be made in the charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited shares of Class D Preferred Stock for shares, other securities or property (including cash) of the surviving corporation in connection with the actions referred to above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

         SECTION 4.7. Inspection of Reports. The Depositary shall make available for inspection by Holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the Holder of deposited shares of Class D Preferred Stock and made generally available to the Holders of the Class D Preferred Stock. In addition, the Depositary shall transmit certain notices and reports to the Holders of Receipts as provided in Section 5.5.

         SECTION 4.8. List of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

         SECTION 4.9. Tax and Regulatory Compliance. The Depositary shall be responsible for (i) preparation and mailing of Form 1099s for all open and closed accounts, (ii) foreign tax withholding, (iii) withholding 31% (or any withholding as may be required at the then applicable rate) of dividends from appropriate Holders of Receipts, (iv) mailing W-9 forms to new Holders of Receipts without a certified taxpayer identification number, (v) processing certified W-9 forms, (vi) preparation and filing of state information returns and (vii) escheatment services.
 .
         SECTION 4.10. Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.


ARTICLE 5. THE DEPOSITARY AND THE COMPANY

         SECTION 5.1. Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar. The Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination, redemption and conversion of Receipts and withdrawal of shares of Class D Preferred Stock and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination, redemption and conversion of Receipts and withdrawal of shares of Class D Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books shall be open for inspection at all reasonable times by the Holders of Receipts as provided by applicable law. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

         If the Receipts or the Depositary Shares evidenced thereby or the shares of Class D Preferred Stock represented by such Depositary Shares shall be listed on the NYSE or any other stock exchange, the Depositary may, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such shares of Class D Preferred Stock are listed on one or more other stock exchanges, the Depositary will, at the request and expense of the Company, arrange with such facilities for the delivery, transfer, surrender, redemption, exchange and conversion of such Receipts, such Depositary Shares or such shares of Class D Preferred Stock as may be required by law or applicable stock exchange regulations.

         SECTION 5.2. Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Articles Supplementary or, in the case of the Company, the Depositary, the Depositary's Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

         SECTION 5.3. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary, any Depositary's
Agent, any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to Holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, negligence (in the case of any action or inaction with respect to the voting of the deposited shares of Class D Preferred Stock), gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement.

         Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited shares of Class D Preferred Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.

         Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any Holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may

each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         In the event the Depositary shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section
5.6 hereof in connection with any action so taken.

         The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited shares of Class D Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.


         The Depositary, its parent, affiliates, or subsidiaries, any Depositary's Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates (including the Common Stock) or act in any other capacity for the Company or its affiliates.

         It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited shares of Class D Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

         Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares have been registered under the Securities Act, the deposited shares of Class D Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein (including, without limitation, the Articles Supplementary), or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement and for the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

         The Company agrees that it will register the deposited shares of Class D Preferred Stock and the Depositary Shares in accordance with the applicable securities laws.

         SECTION 5.4. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed within 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited shares of Class D Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

         Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

         SECTION 5.5. Notices, Reports and Documents. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the shares of Class D Preferred Stock, the Depositary Shares or the Receipts are included for quotation or listed or by the Articles Supplementary to be furnished by the Company to Holders of the deposited shares of Class D Preferred Stock and, if requested by the Holder of any Receipt, a copy of this Deposit Agreement, the form of Receipt, the Articles Supplementary and the form of Class D Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Holders of Receipts at the Company's expense such other documents as may be requested by the Company.

         SECTION 5.6. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees and expenses) that may arise out of, or in connection with, its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of the willful misconduct, gross negligence, negligence (in the case of any action or inaction with respect to the voting of the deposited shares of Class D Preferred Stock) or bad faith on the part of any such person or persons. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.

         SECTION 5.7. Fees, Charges and Expenses. No charges and expenses of the Depositary or any Depositary's Agent hereunder shall be payable by any person, except as provided in this Section 5.7. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the deposit of the shares of Class D

Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any conversion of the deposited shares of Class D Preferred Stock, any redemption of the deposited shares of Class D Preferred Stock at the option of the Company and all withdrawals of the deposited shares of Class D Preferred Stock by Holders of Receipts evidencing the Depositary Shares representing such deposited shares of Class D Preferred Stock. All other fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid as previously agreed between the Depositary and the Company. The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the

Depositary may agree.

ARTICLE 6. AMENDMENT AND TERMINATION

         SECTION 6.1. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that any such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which (i) would materially and adversely alter the rights of the Holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the Holders of Class D Preferred Stock pursuant to the Articles Supplementary shall not be effective unless such amendment shall have been approved by the Holders of at least two-thirds of the Depositary Shares evidenced by Receipts then outstanding. In no event shall any amendment impair the right, subject to the provisions of Sections 2.7 and 2.8 and Article 3, of any Holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the Holder the deposited shares of Class D Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

         SECTION 6.2. Termination. This Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provision) or (ii) the Holders of at least two-thirds of the Depositary Shares evidenced by Receipts then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each Holder of a Receipt, upon surrender of the Receipt held by such Holder, such number of whole or fractional deposited shares of Class D Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipt, together with any other property held by the Depositary in respect of such Receipt. In the event that this Deposit Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, the Company hereby agrees to use its best efforts to list the shares of Class D Preferred Stock issued upon surrender of the Receipt evidencing the Depositary Shares representing such shares of Class D Preferred Stock on a national securities exchange. This Deposit Agreement will automatically terminate if (i) all Depositary Shares shall have been redeemed pursuant to Section 2.3 or converted pursuant to Section 2.4 or
(ii) there shall have been made a final distribution in respect of the deposited shares of Class D Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the Holders of Receipts entitled thereto.



         Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Section 5.6 and Section 5.7.

ARTICLE 7. MISCELLANEOUS

         SECTION 7.1. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any Holder of a Receipt.

         SECTION 7.2. Exclusive Benefits of Parties. This Deposit

Agreement is for the exclusive benefit of the parties hereto (including the Holders of Receipts from time to time), and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

         SECTION 7.3. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.4. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

                  Kimco Realty Corporation
                  3333 New Hyde Park Road
                  New Hyde Park, NY 11042-0020
                  Attention: Chief Financial Officer
                  Telephone No.: (516) 869-9000

or at any other address of which the Company shall have notified the Depositary in writing.


         Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at:

                  BankBoston, N.A.
                  c/o Boston EquiService Limited Partnership
                  50 Royall Street
                  Canton, MA 02021
                  Attention: Client Administration

         Any notices given to any Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holders shall have filed with the Depositary in a timely manner a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

         Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any Holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

         SECTION 7.5. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action; provided, however, that the Depositary does not need to notify the Company if it subcontracts to Boston EquiService Limited Partnership for performance of services hereunder.

         SECTION 7.6. Holders of Receipts are Parties. The Holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

         SECTION 7.7. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

         SECTION 7.8. Inspection of Deposit Agreement, Form of Receipt,

Form of Certificate for the Class D Preferred Stock and Articles Supplementary. Copies of this Deposit Agreement, form of Receipt, form of Certificate for the Class D Preferred Stock and the Articles Supplementary shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any Holder of any Receipt.

         SECTION 7.9. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

         IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                         KIMCO REALTY CORPORATION


                         By:  /s/ Milton Cooper
                            ----------------------------------------
ATTEST:                       Authorized Officer


/s/ Michael V. Pappagallo





                         BANKBOSTON, N.A., as Depositary


                         By:  /s/ Michael J. Lapolla
                            ----------------------------------------
ATTEST:                       Authorized Signatory

/s/ Mark B. Foster

                                                                      EXHIBIT A

                           [FORM OF FACE OF RECEIPT]
DR-

           CERTIFICATE FOR NOT MORE THAN __________ DEPOSITARY SHARES


This Certificate is transferable                               SEE REVERSE FORM
in ____________________ and                                 CERTAIN DEFINITIONS
New York City, New York
                                                              CUSIP ___________

                      RECEIPT FOR DEPOSITARY SHARES,
             EACH REPRESENTING 1/10 OF A SHARE OF THE CLASS D
  CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE, OF

                         KIMCO REALTY CORPORATION
                      INCORPORATED UNDER THE LAWS OF
                          THE STATE OF MARYLAND


BankBoston, N.A., as Depositary (the "Depositary"), hereby certifies that ____________ is the registered owner (the "Holder") of ___________ DEPOSITARY SHARES, each
Depositary Share representing a 1/10 fractional interest in a share of the Class D Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Class D Preferred Stock"), of Kimco Realty Corporation, a corporation duly organized and existing under the laws of the State of Maryland (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of ___________, 1998 (the "Deposit Agreement"), among the Company, the Depositary and the Holders from time to time of Receipts evidencing the Depositary Shares. By accepting this Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory.

Dated:

KIMCO REALTY CORPORATION                                      BANKBOSTON, N.A.,
                                                  as Depositary, Transfer Agent
        By:                                                       and Registrar
           ----------------------

        By:                           By:
           ----------------------        -------------------------------------

                       [FORM OF REVERSE OF RECEIPT]

                         KIMCO REALTY CORPORATION

         The shares of 7.5% Class D Cumulative Convertible Preferred Stock (the "Class D Preferred Stock") of Kimco Realty Corporation (the "Company") represented by the Depositary Shares evidenced by this Receipt are subject to restrictions on ownership and transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. With certain further restrictions and exceptions set forth in the Company's Articles Supplementary, (i) no Person may own, Beneficially Own or Constructively Own shares of Class D Preferred Stock in excess of the Ownership Limit and (ii) no Person may own shares of Common Stock in excess of the Ownership Limit. Any Person who attempts to own, Beneficially Own or Constructively Own shares of Class D Preferred Stock or shares of Common Stock in excess of the above limitations must immediately notify the Company. Transfers in violation of the restrictions described above may be void ab initio. The Company may redeem such shares at a price specified in the Articles Supplementary and upon terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that a Transfer or other event would violate the restrictions described above. All capitalized terms in this legend have the meanings defined in the Company's Articles Supplementary.

         In addition, upon the occurrence of an event that would otherwise result in a violation of the Ownership Limit, some or all of the shares of Class D Preferred Stock represented by the Depository Shares evidenced hereby may be, under certain circumstances, exchanged for Class D Excess Preferred Stock which will be held in trust by the Company. The Company also has an option to acquire Class D Excess Preferred Stock under certain circumstances.

         The Board of Directors is authorized to determine the preferences, limitations and relative rights of Preferred Stock before issuance of any such shares of Preferred Stock.

         KIMCO REALTY CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT RELATING TO THE DEPOSITARY SHARES, A FORM OF RECEIPT, A FORM OF THE CERTIFICATE FOR THE CLASS D PREFERRED STOCK AND A COPY OF THE ARTICLES SUPPLEMENTARY OF THE COMPANY CONTAINING A STATEMENT OF THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS APPLICABLE TO THE CLASS D PREFERRED STOCK AND CLASS D EXCESS PREFERRED STOCK OF KIMCO REALTY CORPORATION ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.
                               ------------------

         The following abbreviations when used in the instructions on the face of this Receipt shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM - as tenants in common                UNIF GIFT MIN ACT - _____ Custodian ______
                                                      (Cust)            (Minor)


TEN ENT - as tenants by the                           Under Uniform Gifts to Minors Act

              entireties

JT TEN -  as joint tenants with                       ----------------------------------
              right of survivorship                         (State)
              and not as tenants in
              common

         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            For value received, ____________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
                                             ----------------------------------
OR OTHER IDENTIFYING NUMBER OF
                                        ------------------------------------
ASSIGNEE
                     ----------------------------------------------

                                    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
-------------------------
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_____ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint __________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:
      -------------               -------------------------------------------
                                  Signature

                                  Notice:   The signature to the assignment
                                            must correspond with the name as
                                            written upon the face of this
                                            Receipt in every particular,
                                            without alteration or enlargement
                                            or any change whatever.

                              NOTICE OF CONVERSION

         The undersigned Holder of the within Receipt hereby irrevocably exercises the option to convert that number of shares of Class D Preferred Stock represented by ____ Depositary Shares evidenced by the within Receipt into shares of Common Stock, par value $.01 per share, of Kimco Realty Corporation, in accordance with the Articles Supplementary and the Deposit Agreement governing such securities, and directs that the shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned Holder thereof, unless a different name is indicated in the Assignment. If the number of shares of Class D Preferred Stock represented by the number of Depositary Shares set forth above is less then the number of shares of Class D Preferred Stock represented by the Depositary Shares evidenced by the within Receipt, the undersigned Holder directs that the Depositary issue to the undersigned Holder (unless a different name is indicated) a new Receipt evidencing Depositary Shares representing the balance of such shares of Class D Preferred Stock not converted. If shares are to be issued in the name of a person other than the undersigned Holder, the undersigned Holder will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned Holder on account of dividends accompanies this Receipt.

Dated:
       ---------------------
NAME:
      --------------------------      -----------------------------------------
ADDRESS:                              Signature
         ----------------------

                                      NOTICE: The signature must correspond
                                              with the name as written upon
                                              the face of this Receipt in
                                              every particular, without
                                              alteration or enlargement or
                                              any change whatever

If shares of Common Stock are to be issued and registered otherwise than to the registered Holder named above upon conversion, please print or typewrite the name, address (including Zip Code) and social security or other taxpayer identification number of such person or entity.

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